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                                   EXHIBIT 4.1


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            SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

         This Sixth Amendment to Amended and Restated Credit Agreement (the "AMENDMENT") dated as of February 15, 2000 among Atchison Casting Corporation (the "BORROWER"), the Banks, and Harris Trust and Savings Bank, as Agent;

                              W I T N E S S E T H:

         WHEREAS, the Borrower, Guarantors, Banks and Harris Trust and Savings Bank, as Agent, have heretofore executed and delivered an Amended and Restated Credit Agreement dated as of April 3, 1998 (as amended through the Fifth Amendment thereto dated as of December 21, 1999, the "CREDIT AGREEMENT"); and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein;

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Credit Agreement shall be and hereby is amended as follows:

         1. Section 3 of the Credit Agreement is hereby amended by inserting new Sections 3.2 and 3.3 immediately following Section 3.1 as follows:

                           SECTION 3.2. COLLATERAL. The Obligations shall be
                  secured by valid, perfected and enforceable Liens on all right, title and interest of the Borrower and each Guarantor in all property described in the Collateral Documents.

                           SECTION 3.3. FURTHER ASSURANCES. The Borrower agrees
                  that it shall, and shall cause each Subsidiary to, from time to time at the request of the Agent or the Required Banks, execute and deliver such documents and do such acts and things as the Agent or the Required Banks may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event the Borrower or any Subsidiary forms or acquires any other Subsidiary after the date hereof, the Borrower shall within 10 Business Days of such formation or acquisition cause such newly formed or acquired Subsidiary, to execute a Guaranty and any such Subsidiary to execute such Collateral Documents as the Agent may then reasonably require, and the Borrower shall also deliver to the Agent, or cause such Subsidiary to deliver to the Agent, at the Borrower's cost and expense, such other instruments, documents, certificates and opinions reasonably required by the Agent in connection therewith.


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         2.       Section 4 of the Credit Agreement is hereby amended by adding thereto the following definitions in the appropriate alphabetical locations:

                   "CANADIAN SECURITY AGREEMENTS" means those certain Security
                  Agreements and Hypothecs each dated as of February 15, 2000 from each of the Foreign Guarantors to the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

                   "COLLATERAL" means all properties, rights, interests and
                  privileges from time to time subject to the Liens granted to the Collateral Agent, or any security trustee therefor, by the Collateral Documents.

                  "COLLATERAL AGENT" means Harris Trust and Savings Bank in its capacity as Collateral Agent under the Intercreditor Agreement and any successor to it in such capacity.

                  "COLLATERAL DOCUMENTS" means the Guaranty Agreement, the Security Agreement, the Canadian Security Agreements, the Pledge Agreement and all other security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations or any part thereof.

                  "DOMESTIC GUARANTORS" means and includes each Guarantor organized under the laws of a jurisdiction within the United States of America.

                  "FOREIGN GUARANTORS" means and includes each Guarantor organized under the laws of a jurisdiction outside the United States of America.

                   "SECURITY AGREEMENT" means that certain Security Agreement dated the date of this Agreement among the Borrower, the Domestic Guarantors and the Collateral Agent, as the same may be amended, modified, supplemented or restated from time to time.

         3. The following definitions appearing in Section 4 of the Credit Agreement shall each be amended in their entirety and as so amended shall be restated to read as follows:

                  "CREDIT DOCUMENTS" means this Agreement, the Notes, the Collateral Documents, the Applications and the Letters of Credit.

                  "INTERCREDITOR AGREEMENT" means the Intercreditor and Collateral Agency Agreement dated as of February 15, 2000 by and among the


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                  Collateral Agent, the Banks and Teachers Insurance and
                  Annuity Association of America.

         4. Section 7.5 of the Credit Agreement shall be amended by adding thereto a new sentence immediately at the end thereof which reads as follows:

                  "The Borrower shall in any event maintain, and cause each Subsidiary to maintain, insurance on the Collateral to the extent required by the Collateral Documents.

         5. Section 7.9 of the Credit Agreement shall be amended by (i) striking the period appearing at the end of Subsection (h) thereof and substituting therefor a semi-colon followed by the word "and", and (ii) adding thereto a new Subsection (i) which reads as follows:

                           (i) the Liens granted in favor of the Collateral Agent pursuant to the Collateral Documents.

         6. Section 8.1(b) of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

                           (b) default by the Borrower in the observance or performance of any covenant set forth in Section 7.1, 7.6(h),
                  7.9 through 7.20 or 7.22 hereof or of any provision in any Credit Document dealing with the remittance to the Collateral Agent of the proceeds of Collateral or requiring the maintenance of insurance thereon;

         7. Section 11.13(ii) of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows:

                           (ii) No amendment or waiver pursuant to this Section shall, unless signed by each Bank, change the provisions of this Section, the definition of "REQUIRED BANKS", or any condition precedent set forth in Section 6 hereof or the provisions of Sections 8.1(f), 8.1(g) or 8.3, or 9, or release any Subsidiary from its obligations under a Guaranty Agreement, or release all or substantially all of the Collateral (except as otherwise provided for in the Credit Documents), or affect the number of Banks required to take any action hereunder.

         8. The Borrower represents and warrants to each Bank and the Agent that (a) each of the representations and warranties set forth in Section 5 of the Credit Agreement (as updated pursuant to this Amendment) is true and correct on and as of the date of this Amendment as if made on and as of the date hereof and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby; (b) after giving effect to this Amendment, no Default and no Event of Default has occurred and is continuing; and (c) without limiting the effect of the foregoing, the Borrower's execution, delivery and performance of this Amendment


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have been duly authorized, and this Amendment has been executed and delivered by duly authorized officers of the Borrower.

         9. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent:

                           (a) the Borrower, the Required Banks, and the Agent shall have executed and delivered this Amendment and the Guarantors shall have executed the consent attached hereto.

                           (b) the Agent shall have received the Security Agreement and Canadian Security Agreement duly executed by the Borrower and its Subsidiaries, UCC financing statements to be filed against the Borrower and each Subsidiary, as debtor, in favor of the Collateral Agent, as secured party; and

                           (c) The Agent shall have received for the account of the Banks such other agreements, instruments, documents, certificates, and opinions as the Agent may reasonably request.

         10. The Borrower agrees to deliver to the Agent no later than 7 days after the date hereof the favorable written opinion of counsel to the Borrower, in form and substance satisfactory to the Agent. Failure to deliver such opinion by such date shall constitute an Event of Default under the Credit Agreement.

         This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Credit Agreement and the other Credit Documents shall remain unchanged and in full force and effect. All references to the Credit Agreement in any document shall be deemed to be references to the Credit Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meaning herein as they have in the Credit Agreement. This Amendment shall be construed and governed by and in accordance with the internal laws of the State of Illinois.


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         Dated as of the date first above written.

                           ATCHISON CASTING CORPORATION

                           By: /s/ Kevin T. McDermed
                               ------------------------------------------------
                           Title: V.P. & Treasurer
                                  ---------------------------------------------

                           HARRIS TRUST AND SAVINGS BANK, in its individual
                              capacity as a Bank and as Agent

                           By: /s/ Len E. Meyer
                               ------------------------------------------------
                           Title: Vice President
                                  ---------------------------------------------

                           COMMERCE BANK, N.A.

                           By: /s/ Dennis R. Block
                               ------------------------------------------------
                           Title: Senior Vice President
                                  ---------------------------------------------

                           MERCANTILE BANK

                           By: /s/ Barry P. Sullivan
                               ------------------------------------------------
                           Title: Vice President
                                  ---------------------------------------------

                           KEY BANK NATIONAL ASSOCIATION

                           By: /s/ Daniel M. Lally
                               ------------------------------------------------
                           Title: Assistant Vice President
                                  ---------------------------------------------


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                           COMERICA BANK

                           By: /s/ Jeffrey E. Peck
                               ------------------------------------------------
                           Title: Vice President
                                  ---------------------------------------------

                           HIBERNIA NATIONAL BANK

                           By: /s/ Troy J. Villafarro
                               ------------------------------------------------
                           Title: Senior Vice President
                                  ---------------------------------------------

                           NATIONAL WESTMINSTER BANK PLC

                           Nassau Branch

                           By: /s/ P. Mills
                               ------------------------------------------------
                           Title: Senior Corporate Manager
                                  ---------------------------------------------

                           New York Branch

                           By: /s/ P. Mills
                               ------------------------------------------------
                           Title: Senior Corporate Manager
                                  ---------------------------------------------

                           WELLS FARGO BANK, NATIONAL ASSOCIATION
                              (successor by merger to Norwest Bank
                              Minnesota, N.A.)

                           By: /s/ R. Duncan Sinclair
                               ------------------------------------------------
                           Title: Vice President
                                  ---------------------------------------------